Exhibit 99.1
                                                                    ------------

FOR:           SIX FLAGS, INC.

CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               New York, NY 10168
               (212) 599-4693

KCSA           Sarah Shepard / Joseph A. Mansi
CONTACTS:      (212) 896-1236 / (212) 896-1205
               sshepard@kcsa.com / jmansi@kcsa.com
               -----------------   ---------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                           SIX FLAGS, INC. (NYSE: PKS)
                               YEAR-TO-DATE UPDATE

         NEW YORK, July 18, 2001- Kieran E. Burke, Chairman and Chief Executive Officer of Six Flags, Inc. ("Six Flags") (NYSE: PKS) commented today on Six Flags' performance for the year-to-date period ended July 15, 2001

         "Through last weekend, our combined systemwide attendance is up approximately 3.3% over same period last year. Combined with an aggregate per capita spending increase of 2.0% in constant currencies, this attendance growth has caused park-level revenues to be up 5.0% over last year on a constant currency basis. (Constant currencies restate last year's international performance at this year's rates.)

         "A portion of this revenue growth is attributable to the inclusion in our results of the parks acquired since the close of our 2000 operating season. Since the former Sea World of Ohio now operates together with Six Flags of Ohio as a single gate, it is difficult to separate out this park's performance. Excluding the results of Montreal and Seattle, revenues are up approximately 4.0% in constant currencies over the prior year.

         "Our early season performance was not as strong as we had originally hoped. We were hampered by difficult early season weather in Europe and, to a lesser extent, in some Northeastern markets. We have also experienced somewhat lower than expected growth in per capita spending, particularly in Europe, which may reflect the impact of difficult economic conditions.

                                     (more)

"We have seen a significantly improved performance trend over the past several weeks. In addition, we have good season pass sales and solid group bookings. With approximately 50% of our season remaining, it is difficult to predict with certainty what our full year performance

SIX FLAGS REPORTS/2


will be, and whether these improved trends and good advance bookings will propel a performance which will close the gap to our expected $460 million in Adjusted EBITDA for the year. We will report further at the time of the release of our second quarter figures in mid-August."

         Six Flags, Inc. is the world's largest regional theme park company, with thirty-eight parks in markets throughout North America and Europe.

                                      # # #

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company's expectations.

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This release and prior releases are available on the KCSA Public Relations
Worldwide Web site at www.kcsa.com.








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